Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
FEBRUARY 7, 2011

CHESAPEAKE ENERGY CORPORATION ANNOUNCES DECISION TO SELL ITS
FAYETTEVILLE SHALE ASSETS AND INVESTMENTS IN FRAC TECH HOLDINGS, LLC
AND CHAPARRAL ENERGY, INC. AS PART OF ITS 2011-12 “25/25 PLAN”

OKLAHOMA CITY, OKLAHOMA, FEBRUARY 7, 2011 – Chesapeake Energy Corporation (NYSE:CHK) announced that, as part of its 2011-12 strategic and financial “25/25 Plan,” the company has decided to sell all of its Fayetteville Shale assets, as well as its equity investments in Frac Tech Holdings, LLC and Chaparral Energy, Inc.  If these sales are completed, Chesapeake anticipates that the combined pre-tax proceeds could exceed $5.0 billion.  In the Fayetteville Shale, the company is the second-largest producer of natural gas with current net production of approximately 415 million cubic feet of natural gas equivalent production per day and owns approximately 487,000 net acres of leasehold.  Chesapeake owns 25.8% of Frac Tech and 20.0% of Chaparral.  In light of Chesapeake’s plan to reduce its long-term debt by 25% in 2011-12, the company plans to use the net proceeds from these sales and its previously announced Niobrara joint venture to retire approximately $2.0 - $3.0 billion of its shorter-dated senior notes and to also reduce borrowings under its revolving bank credit facility.  The amount of senior notes retired will depend in part on Chesapeake’s ability to acquire its senior notes in the market or through tender offers.

Aubrey K. McClendon, Chesapeake’s Chief Executive Officer, commented, “We have received strong positive feedback from a number of our investors with respect to the announcement of our 25/25 Plan in early January and last week’s announcement of our $1.3 billion Niobrara joint venture with an affiliate of CNOOC Limited (NYSE:CEO; SEHK:0883).  We believe the three proposed asset sales announced today and the Niobrara joint venture are all likely to be completed in the first half of 2011 and will provide us with strong momentum into the second half of 2011 as we move forward in executing our plan.”

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements give our current expectations or forecasts of future events. They include our plan to sell certain assets and to apply the anticipated sale proceeds to reduce debt.  Actual results could differ materially as a result of a variety of risks and uncertainties and such divestitures may not occur in the time period projected or at all.  See “Risks Related to Our Business” in our Prospectus Supplement filed with the U.S. Securities and Exchange Commission on August 10, 2010 for a discussion of risk factors that affect our business and could affect our planned asset sales.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information.

Chesapeake Energy Corporation is the second-largest producer of natural gas and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Fayetteville, Haynesville, Marcellus and Bossier natural gas shale plays and in the Eagle Ford, Granite Wash, Tonkawa, Cleveland, Mississippian, Wolfcamp, Bone Spring, Avalon and Niobrara unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

INVESTOR CONTACTS:		MEDIA CONTACTS:	CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154